Page 44 of 75 Pages

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

                                  BLUEFLY, INC.

                             SENIOR CONVERTIBLE NOTE


$2,904,900
New York, New York                                               August 18, 2000

               FOR VALUE RECEIVED, the undersigned, BLUEFLY, INC., a New York corporation (the "Payor" or the "Company"), promises to pay to the order of QUANTUM INDUSTRIAL PARTNERS LDC or its registered assign (the "Payee"), the principal sum of TWO MILLION NINE HUNDRED AND FOUR THOUSAND NINE HUNDRED DOLLARS ($ 2,904,900) and interest on the outstanding principal balance as set forth herein.

               1.   Securities Purchase Agreement.  This Senior Convertible Note
                    -----------------------------
is the Senior Convertible Note issued pursuant to the Note and Warrant Purchase Agreement, dated as of August 18, 2000, among the Payor, the Payee and SFM Domestic Investments LLC (the "Securities Purchase Agreement"). The Payee is entitled to the benefits of (and subject to the obligations expressly contained in) this Senior Convertible Note and the Securities Purchase Agreement and may enforce the agreements of the Payor contained herein and therein and exercise the remedies provided for hereby and thereby or otherwise available in respect hereto and thereto. Capitalized terms used herein without definition shall have the meaning ascribed to such terms in the Securities Purchase Agreement.

               2.   Interest Rate; Payment.
                    ----------------------

                    (a) The outstanding principal balance of this Senior Convertible Note shall bear interest at an annual rate equal to 8% per annum, with interest accruing, from and including the date hereof, on a cumulative, compounding basis. Interest shall be computed on the basis of a 365- or 366-day year, as the case may be, and the actual number of days elapsed, and shall be payable only upon repayment of the principal on any Repayment Date (as defined below).

                    (b) The outstanding balance of any amount owed under this Senior Convertible Note which is not paid when due shall bear interest at the rate of 2% per annum (the "Default Interest") above the rate that would otherwise be in effect under this Senior Convertible Note with the Default Interest accruing, from and including such due date, on a cumulative, compounding basis.

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                                                            Page 45 of 75 Pages

                    (c) The outstanding principal and all accrued and unpaid interest shall be paid in full no later than January 2, 2002 (the "Maturity Date"), unless repaid earlier pursuant to the provisions of Section 3 (the date of any payment pursuant to Section 3 and the Maturity Date, collectively referred to as a "Repayment Date"). On a Repayment Date, the Payor shall pay the applicable amount of principal and interest in lawful money of the United States of America by wire or bank transfer of immediately available funds to an account designated by the Payee in writing from time to time.

               (3)  Prepayment.
                    ----------

                    (a)  Mandatory Prepayment.
                         --------------------

                         (i)  Upon the  occurrence  of an Event of  Default  (as
defined in Section 5), the outstanding principal of and all accrued interest on this Senior Convertible Note shall be accelerated and shall automatically become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are expressly waived by the Payor, notwithstanding anything contained herein to the contrary.

                         (ii) The  Payee  shall,  at its sole  option,  have the
right to require the Payor to pay the outstanding principal of and all accrued interest on this Senior Convertible Note upon the occurrence of any of the following events: (1) Payor entering into an agreement to effectuate any sale or other disposition of all or substantially all of its assets, in one transaction or in a series of transactions, (2) the Company entering into an agreement to effectuate any consolidation or merger into another entity, or (3) any sale of a majority of the outstanding equity of the Company (or any other event that constitutes a Change of Control of the Payor), in one transaction or in a series of transactions. Immediately upon the occurrence of either of the events set forth in clauses (1) or (2) above, or immediately upon obtaining knowledge that any person has entered into an agreement to effectuate, the event set forth in clause (3) above, the Payor shall give written notice of such event to the Payee. Change of Control means any Person or "group" (within the meaning of Section 13(d)(3) of the Exchange Act) other than a Principal Shareholder, becoming the beneficial owner, directly or indirectly, of outstanding shares of stock of the Company entitling such Person or Persons to exercise 50% or more of the total votes entitled to be cast at a regular or special meeting, or by action by written consent, of the stockholders of the Company in the election of directors (the term "beneficial owner" shall be determined in accordance with Rule 13d-3 of the Exchange Act).

                         (iii)Any mandatory  prepayment  under this Section 3(a)
shall include payment of reasonable costs and expenses, if any, associated with such prepayment.

                                                            Page 46 of 75 Pages

                    (b)  Optional  Prepayment.  The Payor may  prepay all or any
                         --------------------
portion of this Senior Convertible Note, at any time, by paying an amount equal to the outstanding principal amount of this Senior Convertible Note, or the portion of this Senior Convertible Note called for prepayment, together with interest accrued and unpaid thereon to the date of prepayment and any other amounts due under this Senior Convertible Note and the Securities Purchase Agreement, without penalty or premium.

               4.   Mandatory Conversion.
                    --------------------

                    (a) This Senior Convertible Note plus interest accrued and unpaid thereon shall be automatically converted simultaneously with the Next Round Financing (the "Triggering Event') into that number of fully paid and non-assessable Next Round Securities which is equal to the quotient obtained by dividing the then outstanding principal amount of this Senior Convertible Note plus interest accrued and unpaid thereon to the date of conversion by the price per Next Round Security paid in the Next Round Financing.

                    (b) Promptly after the Triggering Event the Company shall deliver or cause to be delivered to the holder of this Senior Convertible Note a certificate or certificates representing the number of fully paid and non-assessable shares of Next Round Securities into which this Senior Convertible Note may be converted. Such conversion shall be deemed to have been made simultaneously with the conclusion of the Next Round Financing, so that the rights of the holder as a holder of this Senior Convertible Note shall cease with respect to this Senior Convertible Note at such time (including, without limitation, the right to receive the principal of this Senior Convertible Note other than in the form of Next Round Securities), interest shall cease to accrue hereon and the person or persons entitled to receive the Next Round Securities deliverable upon conversion of this Senior Convertible Note shall be treated for all purposes as having become the record holders of such Next Round Securities at such time, and such conversion shall be at the conversion rate in effect at such time.

                    (c) The Company covenants that it will at all times reserve and keep available out of its authorized Next Round Securities (at such time as such Securities are authorized) solely for the purpose of issue or delivery upon conversion of this Senior Convertible Note as herein provided, such number of Next Round Securities as shall then be issuable or deliverable upon the conversion of this Senior Convertible Note. The Company covenants that all Next Round Securities which shall be so issuable or deliverable shall, when issued or delivered, be duly and validly issued and fully paid and non-assessable.

               5.   Events of Default. An "Event of Default" shall occur if:
                    -----------------

                    (a) the Payor shall default in the payment of the principal of or interest payable on this Senior Convertible Note, when and as the same shall become due and payable, whether at maturity or at a date fixed for prepayment or by acceleration or otherwise and such default with respect to the payment of interest shall continue unremedied for two days;

                                                            Page 47 of 75 Pages

                    (b) the Payor shall fail to observe or perform any covenant or agreement contained in this Senior Convertible Note, the Securities Purchase Agreement or the Warrants and such failure shall continue for five business days after Payor receives notice of such failure;

                    (c) any representation, warranty, certification or statement made by or on behalf of the Payor in this Senior Convertible Note or the Securities Purchase Agreement or in any certificate, writing or other document delivered pursuant hereto shall prove to have been incorrect in any material respect when made;

                    (d) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking
(A) relief in respect of Payor or of a substantial part of Payor's respective property or assets, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law (any such law, a "Bankruptcy Law"), (B) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for a substantial part of the property or assets of any Payor,
(C) the winding up or liquidation of any Payor; and such proceeding or petition shall continue undismissed for 60 days, or an order or decree approving or ordering any of the foregoing shall be entered;

                    (e) the Payor shall (A) voluntarily commence any proceeding or file any petition seeking relief under a Bankruptcy Law, (B) consent to the institution of or the entry of an order for relief against it, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause d, (C) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for a substantial part of the property or assets of the Payor, (D) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (E) make a general assignment for the benefit of creditors, (F) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (G) take any action for the purpose of effecting any of the foregoing;

                    (f) one or more judgments or orders for the payment of money in excess of $250,000 in the aggregate shall be rendered against the Payor and such judgment(s) or order(s) shall continue unsatisfied and unstayed for a period of 30 days;

                    (g) the Payor shall default in the payment of any principal, interest or premium, or any observance or performance of any covenants or agreements, with respect to indebtedness (excluding trade payables and other indebtedness entered into in the ordinary course of business) in excess of $50,000 in the aggregate for borrowed money or any obligation which is the substantive equivalent thereof and such default shall continue for more than the period of grace, if any, or of any such Indebtedness or obligation shall be declared due and payable prior to the stated maturity thereof;

                    (h) the Payor shall incur any indebtedness senior to this Senior Convertible Note; or

                                                            Page 48 of 75 Pages

                    (i) any material provisions of this Senior Convertible Note, the Securities Purchase Agreement, or the Warrants shall terminate or become void or unenforceable or the Payor shall so assert in writing.

               6.   Senior  Status.  The  indebtedness  evidenced by this Senior
                    --------------
Convertible Note is senior in right of payment to all other indebtedness of the Payor and Payor agrees not to incur any indebtedness, which by its terms is senior in right of payment to this Senior Convertible Note.

               7.   Suits for Enforcement.
                    ---------------------

                    (a) Upon the occurrence of any one or more Events of Default, the holder of this Senior Convertible Note may proceed to protect and enforce its rights by suit in equity, action at law or by other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in the Securities Purchase Agreement or in aid of the exercise of any power granted in this Senior Convertible Note, or may proceed to enforce the payment of this Senior Convertible Note, or to enforce any other legal or equitable right it may have as a holder of this Senior Convertible Note.

                    (b) The holder of this Senior Convertible Note may direct the time, method and place of conducting any proceeding for any remedy available to itself.

                    (c) In case of any Event of Default under the Securities Purchase Agreement, the Payor will pay to the holder of this Senior Convertible Note such amounts as shall be sufficient to cover the reasonable costs and expenses of such holder due to such Event of Default, including without limitation, costs of collection and reasonable fees, disbursements and other charges of counsel incurred in connection with any action in which the holder prevails.

               8.   Notices.  All  notices,  demands  and  other  communications
                    -------
provided for or permitted hereunder shall be made in the manner and to the addresses set forth in Section 11.2 of the Securities Purchase Agreement.

               9.   Successors and Assigns.  This Senior  Convertible Note shall
                    ----------------------
inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. The Payor may not assign any of its rights under this Senior Convertible Note without the prior written consent of Payee. The Payee may assign all or a portion of their rights or obligations under this Senior Convertible Note to an Affiliate without the prior written consent of the Payor.

               10.  Amendment and Waiver.
                    --------------------

                    (a) No failure or delay on the part of the Payor or Payee in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Payor or Payee at law, in equity or otherwise.

                                                            Page 49 of 75 Pages

                    (b) Any amendment, supplement or modification of or to any provision of this Senior Convertible Note, any waiver of any provision of this Senior Convertible Note and any consent to any departure by the Payor from the terms of any provision of this Senior Convertible Note, shall be effective (i) only if it is made or given in writing and signed by the Payor and the Payee and
(ii) only in the specific instance and for the specific purpose for which made or given.

               11.  Headings.  The headings in this Senior  Convertible Note are
                    --------
for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

               12.  GOVERNING  LAW.  THIS  SENIOR   CONVERTIBLE  NOTE  SHALL  BE
                    --------------
GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

               13.  Costs and Expenses. The Payor hereby agrees to pay on demand
                    ------------------
all reasonable out-of-pocket costs, fees, expenses, disbursements and other charges (including but not limited to the fees, expenses, disbursements and other charges of Paul, Weiss, Rifkind, Wharton & Garrison, special counsel to the Payee) of the Payee arising in connection with any consent or waiver granted or requested hereunder or in connection herewith, and any renegotiation, amendment, work-out or settlements of this Senior Convertible Note or the indebtedness arising hereunder.

               14.  Waiver of Jury Trial and  Setoff.  The Payor  hereby  waives
                    --------------------------------
trial by jury in any litigation in any court with respect to, in connection with, or arising out of this Senior Convertible Note or any instrument or document delivered pursuant to this Senior Convertible Note, or the validity, protection, interpretation, collection or enforcement thereof, or any other claim or dispute howsoever arising, between any Payor and the Payee; and the Payor hereby waives the right to interpose any setoff or counterclaim or cross-claim in connection with any such litigation, irrespective of the nature of such setoff, counterclaim or cross-claim except to the extent that the failure so to assert any such setoff, counterclaim or cross-claim would permanently preclude the prosecution of the same.

               15.  Consent  to  Jurisdiction.   The  Payor  hereby  irrevocably
                    -------------------------
consents to the nonexclusive jurisdiction of the courts of the State of New York and of any federal court located in such State in connection with any action or proceeding arising out of or relating to this Senior Convertible Note or any document or instrument delivered pursuant to this Agreement.

               16.  Severability. If any one or more of the provisions contained
                    ------------
herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

                                                            Page 50 of 75 Pages

               17.  Entire Agreement. This Senior Convertible Note, the Warrants
                    ----------------
and the Securities Purchase Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter hereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This Senior Convertible Note supersedes all prior agreements and understandings between the parties with respect to such subject matter.

               18.  Further  Assurances.  The Payor shall execute such documents
                    -------------------
and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations or other actions by, or giving any notices to, or making any filings with, any governmental authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Senior Convertible Note.

                                         BLUEFLY, INC.

                                         By:    /S/ Ken Seifs
                                                --------------------------------
                                                Name:   Ken Seifs
                                                Title:  Chief Executive Officer